Exhibit 99.1

NEWS RELEASE

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Greg Thomas
610-712-5471	408-433-4236
sujal.shah@lsi.com	greg.thomas@lsi.com

cc12-07/C1205

LSI Reports Fourth Quarter and Full-Year 2011 Results

Quarterly revenue up 11% year over year, driven by share gains and new product cycles

MILPITAS, Calif., January 25, 2012 – LSI Corporation (NYSE: LSI) today reported results for its fourth quarter and full year ended December 31, 2011.

Fourth Quarter and Full Year 2011 Highlights

•	Fourth quarter 2011 revenues from continuing operations* of $523 million

•	Fourth quarter 2011 GAAP** income from continuing operations of 2 cents per diluted share

•	Fourth quarter 2011 non-GAAP*** income from continuing operations of 13 cents per diluted share

•	Fourth quarter operating cash flows of $55 million

•	Full-year 2011 revenues of $2.04 billion, up 9.3% year-over-year

First Quarter 2012 Business Outlook

•	Projected revenues from continuing operations* of $550 million to $590 million

•	GAAP** (loss)/income from continuing operations in the range of ($0.07) to $0.03 per share

•	Non-GAAP*** income from continuing operations in the range of $0.09 to $0.15 per share

*	On May 6, 2011, LSI completed the sale of its external storage systems business. The financial results of the external storage systems business have been classified as discontinued operations in LSI’s financial statements. Our ongoing business is referred to as “continuing operations.”
**	Generally Accepted Accounting Principles.

***	Excludes goodwill and other intangible asset impairment, stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, and gain/loss on sale/write-down of investments. It also excludes the income tax effect associated with the above-mentioned items. It also excludes, in the case of non-GAAP net income, gain from the sale of the external storage systems business.

“Our growth last year in a challenging macro environment and our guidance for the first quarter of 2012 demonstrate the results of our ongoing strategic focus on delivering semiconductors and software that accelerate storage and networking applications,” said Abhi Talwalkar, LSI president and CEO. “We enter 2012 building on strong business momentum and are accelerating our revenue growth with share gains and new design wins at key customers and in critical markets such as mega datacenters, cloud computing, mobile networks and flash storage.”

Fourth quarter 2011 revenues from continuing operations were $523 million, in line with guidance, compared to $471 million generated from continuing operations in the fourth quarter of 2010, and compared to $547 million generated from continuing operations in the third quarter of 2011.

Fourth quarter 2011 GAAP* income from continuing operations was $11 million or 2 cents per diluted share, compared to fourth quarter 2010 GAAP income from continuing operations of $5 million or 1 cent per diluted share. Third quarter 2011 GAAP income from continuing operations was $32 million or 5 cents per diluted share. Fourth quarter 2011 GAAP income from continuing operations included a net charge of $62 million from special items, consisting primarily of approximately $29 million of amortization of acquisition-related items, $12 million of stock-based compensation expense and $21 million of net restructuring and other items. Fourth quarter 2011 GAAP results from continuing operations also included a $9 million net tax benefit, or 2 cents per diluted share, primarily related to the expiration of statutes of limitations and other non-cash tax items.

Fourth quarter 2011 GAAP net loss was $2 million or 0 cents per diluted share, compared to fourth quarter 2010 GAAP net loss of $13 million or 2 cents per diluted share. Third quarter 2011 GAAP net income was $29 million or 5 cents per diluted share.

Fourth quarter 2011 non-GAAP** income from continuing operations was $73 million or 13 cents per diluted share, compared to fourth quarter 2010 non-GAAP income from continuing operations of $53 million or 8 cents per diluted share. Fourth quarter 2011 non-GAAP results included a $9 million net tax benefit, or 2 cents per diluted share, primarily related to the expiration of statutes of limitations and other non-cash tax items. Third quarter 2011 non-GAAP income from continuing operations was $83 million or 14 cents per diluted share.

Fourth quarter 2011 non-GAAP net income was $60 million or 10 cents per diluted share, compared to fourth quarter 2010 non-GAAP net income of $90 million or 14 cents per diluted share. Third quarter 2011 non-GAAP net income was $83 million or 14 cents per diluted share.

Cash and short-term investments totaled approximately $935 million at quarter end. The company completed fourth-quarter purchases of approximately 5 million shares of its common stock for approximately $27 million. In 2011, the company purchased approximately 72 million shares of its common stock for approximately $499 million under its $750 million share repurchase program.

LSI recorded full-year 2011 revenues from continuing operations of $2.04 billion, a 9.3% increase compared to $1.87 billion in 2010. The company reported 2011 GAAP net income of $331 million or 55 cents per diluted share. Full-year 2011 GAAP results compare to full-year 2010 GAAP net income of $40 million or 6 cents per share.

Full-year 2011 GAAP net income included a net charge of $191 million in special items from continuing operations, consisting primarily of $116 million in amortization of acquisition-related items, $51 million of stock-based compensation expense, and $24 million of restructuring costs and other items. Full-year 2011 GAAP net income also included $241 million of income from discontinued operations, net of taxes, which included a gain of $260 million related to the sale of the external storage systems business.

Non-GAAP net income for 2011 was $303 million or 50 cents per diluted share, compared to 2010 non-GAAP net income of $333 million or 52 cents per diluted share.

Bryon Look, LSI CFO and chief administrative officer, said, “We remain focused on driving improvements to operating margins. The combination of share gains, new product cycles, and continued expense control are expected to drive increased profitability levels going forward.”

LSI 1Q2012 Business Outlook for Continuing Operations

	GAAP*	Special Items	Non-GAAP**
Revenue	$550 million to $590 million		$550 million to $590 million
Gross Margin	42% – 46%	$35 million to $45 million	50% – 52%
Operating Expenses	$250 million to $270 million	$35 million to $45 million	$215 million to $225 million
Net Other Income	$5 million		$5 million
Tax	Approximately $9 million		Approximately $9 million
(Loss)/Income From Continuing Operations Per Share	($0.07) to $0.03	($0.12) to ($0.16)	$0.09 to $0.15
Diluted Share Count	575 million		575 million

Capital spending is projected to be around $20 million in the first quarter and approximately $65 million in total for 2012.

Depreciation and software amortization is projected to be around $18 million in the first quarter and approximately $70 million in total for 2012.

LSI Conference Call Information

LSI will hold a conference call today at 2 p.m. PDT to discuss fourth quarter and full year 2011 financial results and the first quarter 2012 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to successfully integrate and manage the SandForce business and retain its key employees; our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our ability to eliminate costs related to the external storage systems business that we sold in 2011; our ability to repurchase our common stock at prices we believe to be advantageous; the impact of the recent flooding in Thailand; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NYSE: LSI) designs semiconductors and software that accelerate storage and networking in datacenters and mobile networks. Our technology is the intelligence critical to enhanced application performance. The company applies its technology in solutions created in collaboration with our partners. More information is available at www.lsi.com.

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LSI and the LSI & Design logo are trademarks or registered trademarks of LSI Corporation. All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	December 31, 2011	October 2, 2011	December 31, 2010
Assets
Current assets:
Cash and short-term investments	$935.5	$878.9	$676.6
Accounts receivable, net	246.5	248.4	326.6
Inventories	180.0	210.4	186.8
Prepaid expenses, assets held for sale and other current assets	60.7	91.4	73.8

Total current assets	1,422.7	1,429.1	1,263.8
Property and equipment, net	180.6	176.7	223.2
Goodwill and identified intangible assets, net	506.2	534.8	749.8
Other assets	122.6	132.5	188.1

Total assets	$2,232.1	$2,273.1	$2,424.9

Liabilities and Stockholders’ Equity
Current liabilities	$460.9	$464.4	$484.6
Pension, tax and other liabilities	712.2	533.7	622.8

Total liabilities	1,173.1	998.1	1,107.4

Stockholders’ equity:
Common stock and additional paid-in capital	5,629.2	5,629.6	6,004.3
Accumulated deficit	(4,037.0)	(4,035.2)	(4,368.5)
Accumulated other comprehensive loss	(533.2)	(319.4)	(318.3)

Total stockholders’ equity	1,059.0	1,275.0	1,317.5

Total liabilities and stockholders’ equity	$2,232.1	$2,273.1	$2,424.9

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues	$523,140	$546,910	$470,657	$2,043,958	$1,869,654
Cost of revenues	264,364	261,399	217,059	991,914	866,546
Amortization of acquisition-related intangibles	20,354	20,206	28,914	82,659	115,419
Stock-based compensation expense	1,597	1,460	1,821	6,921	7,044

Total cost of revenues	286,315	283,065	247,794	1,081,494	989,009

Gross profit	236,825	263,845	222,863	962,464	880,645

Research and development	139,061	137,937	136,087	552,342	539,520
Stock-based compensation expense	5,360	5,410	4,654	23,646	23,471

Total research and development	144,421	143,347	140,741	575,988	562,991

Selling, general and administrative	63,705	64,672	55,231	241,820	219,846
Amortization of acquisition-related intangibles	8,319	8,319	8,949	33,276	35,793
Stock-based compensation expense	4,881	4,883	5,226	20,343	23,487

Total selling, general and administrative	76,905	77,874	69,406	295,439	279,126

Restructuring of operations and other items, net	21,033	10,784	(1,043)	23,719	9,201

(Loss)/income from operations	(5,534)	31,840	13,759	67,318	29,327
Interest expense	—	—	—	—	(5,601)
Interest income and other, net	8,124	7,610	7,701	26,472	13,848

Income from continuing operations before income taxes	2,590	39,450	21,460	93,790	37,574
(Benefit from)/provision for income taxes	(8,818)	7,800	16,905	3,778	3,170

Income from continuing operations	11,408	31,650	4,555	90,012	34,404
(Loss)/income from discontinued operations, net of taxes	(13,194)	(2,311)	(17,956)	241,479	5,568

Net (loss)/income	$(1,786)	$29,339	$(13,401)	$331,491	$39,972

Basic (loss)/income per share:
Income from continuing operations	$0.02	$0.05	$0.01	$0.15	$0.05

(Loss)/income from discontinued operations	$(0.02)	$0.00	$(0.03)	$0.42	$0.01

Net (loss)/income	$0.00	$0.05	$(0.02)	$0.57	$0.06

Diluted (loss)/income per share:
Income from continuing operations	$0.02	$0.05	$0.01	$0.15	$0.05

(Loss)/income from discontinued operations	$(0.02)	$0.00	$(0.03)	$0.40	$0.01

Net (loss)/income	$0.00	$0.05	$(0.02)	$0.55	$0.06

Shares used in computing per share amounts:
Basic	563,721	567,790	616,809	585,704	638,998

Diluted	573,018	581,483	626,079	600,893	646,324

Reconciliations of certain GAAP measures to non-GAAP measures are included below.

	Three Months Ended			Year Ended
Reconciliation of GAAP net (loss)/income to non-GAAP net income:	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP income from continuing operations	$11,408	$31,650	$4,555	$90,012	$34,404

Special items:
a) Stock-based compensation expense – cost of revenues	1,597	1,460	1,821	6,921	7,044
b) Stock-based compensation expense – R&D	5,360	5,410	4,654	23,646	23,471
c) Stock-based compensation expense – SG&A	4,881	4,883	5,226	20,343	23,487
d) Amortization of acquisition-related intangibles – cost of revenues	20,354	20,206	28,914	82,659	115,419
e) Amortization of acquisition-related intangibles – SG&A	8,319	8,319	8,949	33,276	35,793
f) Restructuring of operations and other items, net	21,033	10,784	(1,043)	23,719	9,201
g) Write-down of investments, net of gain on sale	—	—	—	—	6,779

Total special items from continuing operations	61,544	51,062	48,521	190,564	221,194

Non-GAAP income from continuing operations	$72,952	$82,712	$53,076	$280,576	$255,598

Non-GAAP income from continuing operations per share:
Basic	$0.13	$0.15	$0.09	$0.48	$0.40

Diluted	$0.13	$0.14	$0.08	$0.47	$0.40

GAAP net (loss)/income	$(1,786)	$29,339	$(13,401)	$331,491	$39,972

Special items:
a) Total special items from continuing operations	61,544	51,062	48,521	190,564	221,194
b) Stock-based compensation expense – discontinued operations	—	(385)	2,856	(592)	12,439
c) Amortization of acquisition-related intangibles – discontinued operations	—	—	2,453	886	9,812
d) Restructuring of operations – discontinued operations	(67)	3,040	49,548	40,863	49,684
e) Gain on sale of business	—	—	—	(260,066)	—

Non-GAAP net income	$59,691	$83,056	$89,977	$303,146	$333,101

Non-GAAP net income per share:
Basic	$0.11	$0.15	$0.15	$0.52	$0.52

Diluted	$0.10	$0.14	$0.14	$0.50	$0.52

Shares used in computing non-GAAP per share amounts:
Basic	563,721	567,790	616,809	585,704	638,998

Diluted	573,018	581,483	626,079	600,893	646,324

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Operating activities:
Net (loss)/income	$(1,786)	$29,339	$(13,401)	$331,491	$39,972
Adjustments:
Depreciation and amortization *	43,357	43,533	65,954	189,200	266,672
Stock-based compensation expense	11,838	11,368	14,557	50,318	66,441
Non-cash restructuring of operations and other items, net	4,747	9,571	45,681	35,282	45,681
Write-down of investments, net of gain on sale	183	—	—	183	6,779
Gain on sale of business	—	—	—	(260,066)	—
Loss/(gain) on sale of property and equipment	78	(35)	(142)	(465)	11
Unrealized foreign exchange (gain)/loss	(2,215)	(2,381)	(2,063)	(2,015)	4,311
Deferred taxes	(1,100)	822	3,478	(20,044)	3,512
Changes in assets and liabilities:
Accounts receivable, net	1,850	(14,262)	(12,737)	80,065	12,357
Inventories	30,399	(17,063)	33,348	(29,804)	(17,437)
Prepaid expenses, assets held for sale and other assets	(526)	735	506	(10,782)	14,404
Accounts payable	(2,179)	(10,990)	(11,672)	(3,879)	(35,213)
Accrued and other liabilities	(29,230)	(5,601)	(11,869)	(112,709)	(40,315)

Net cash provided by operating activities	55,416	45,036	111,640	246,775	367,175

Investing activities:
Purchases of debt securities available-for-sale	(12,284)	(14,552)	(20,425)	(50,967)	(44,643)
Proceeds from maturities and sales of debt securities available-for-sale	5,472	8,543	20,320	37,460	56,529
Purchases of other investments	—	—	—	(4,000)	(316)
Proceeds from sales of other investments	—	—	—	—	9,795
Purchases of property and equipment	(14,079)	(9,643)	(25,080)	(60,920)	(92,342)
Proceeds from sale of property and equipment	22,683	43	281	23,622	840
Proceeds from sale of business, net of transaction costs	—	—	—	475,150	—
Proceeds from maturity of a note receivable	10,000	—	10,000	10,000	10,000

Net cash provided by/(used in) investing activities	11,792	(15,609)	(14,904)	430,345	(60,137)

Financing activities:
Redemption of convertible subordinated notes	—	—	—	—	(349,999)
Issuance of common stock	14,980	15,129	18,826	81,040	40,883
Purchase of common stock under repurchase programs	(26,999)	(74,995)	(32,199)	(498,786)	(249,942)

Net cash used in financing activities	(12,019)	(59,866)	(13,373)	(417,746)	(559,058)

Effect of exchange rate changes on cash and cash equivalents	(528)	147	(558)	(1,349)	(4,485)

Net change in cash and cash equivalents	54,661	(30,292)	82,805	258,025	(256,505)
Cash and cash equivalents at beginning of period	725,150	755,442	438,981	521,786	778,291

Cash and cash equivalents at end of period	$779,811	$725,150	$521,786	$779,811	$521,786

*	Depreciation of fixed assets and amortization of intangible assets, software, and premiums on short-term investments.